Exhibit 99.1

Contacts:	Investors:
Sujan Jain	Kristine Mozes
Transmeta Corporation	Mozes Communications LLC
(408) 919-3000	(781) 652-8875
TRANSMETA REPORTS FIRST QUARTER 2008 RESULTS
SANTA CLARA, CA. — May 8, 2008 — Transmeta Corporation (NASDAQ: TMTA) today announced financial results for the first quarter ended March 31, 2008.
Revenue for the first quarter of 2008 was $661,000 compared to $126,000 for the fourth quarter of 2007. First quarter revenue consisted of $240,000 of license revenue, $168,000 of services revenue, and $253,000 of end-of-life product revenue. For the fourth quarter of 2007, license revenue was $102,000 and service revenue was $24,000.
Total operating expenses for the first quarter of 2008 were $3.1 million, compared with $20.9 million in the fourth quarter of 2007. First quarter operating expenses included $5.9 million of income from the settlement and licensing agreement with Intel, restructuring charges of $342,000, non-cash charges of $1.5 million for amortization of intangible assets, and non-cash stock compensation charges of $1.5 million.
In the first quarter, the Company recorded interest income of $2.6 million, including $1.7 million of imputed interest income from the settlement and licensing agreement with Intel. Net loss was $41,000, or $0.00 per share, compared with a net loss of $23.9 million, or a loss of $1.99 per share, in the fourth quarter of 2007.
The Company’s cash, cash equivalents and short term investments at March 31, 2008 totaled $158.8 million. Transmeta continues to be debt free.
Transmeta expects to be profitable on a GAAP net income basis in the second quarter of 2008, and for fiscal year 2008. Operating expenses in the second quarter of 2008, excluding non-cash charges, are expected to be in the range of $4.5 million to $5.0 million. In the second quarter, the Company expects to recognize $5.9 million of operating income, and $1.1 million of imputed interest income, from the settlement and licensing agreement with Intel.
“We initiated a process several months ago to actively explore a full range of strategic alternatives. With the assistance of our independent advisors, including Piper Jaffray, we have been engaged in discussions with other companies about potential ways to increase value for all of our shareholders, and we are committed to pursuing that process,” stated Les Crudele, president and CEO. “At the same time, we are making progress on developing IP components and tools to help facilitate the adoption and implementation of LongRun2 technologies. In addition, we have seen renewed interest in our patent portfolio since the Intel settlement and continue to pursue opportunities to monetize those assets.”

Conference Call
Transmeta’s management will host a conference call today at 5:00 p.m. Eastern time / 2:00 p.m. Pacific time to discuss the operating performance for the quarter. The conference call will be available live over the Internet at the investor relations section of Transmeta’s website at www.transmeta.com. To listen to the conference call, please dial (913) 312-0822. A recording of the conference call will be available for one week, starting one hour after the completion of the call, until 11:59 p.m. Pacific time on May 14, 2008. The phone number to access the recording is (719) 457-0820, and the passcode is 8889410.
About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, we first became known for designing, developing and selling our highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We are presently focused on developing and licensing our advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices, and in licensing our computing and microprocessor technologies to other companies. To learn more about Transmeta, visit www.transmeta.com.
Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include practical operational challenges following our recent restructuring and change of business model, the potential loss of key technical and business personnel, uncertainty about the adoption and market acceptance of our technology offerings by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, difficulties in developing our technologies in a timely and cost effective manner, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Transmeta and LongRun2 are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

Transmeta Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2008	December 31, 2007	March 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$138,922	$15,607	$6,863
Short-term investments	19,921	2,968	18,981
Accounts receivable	126	163	454
Other receivables, current	19,138	149,400	—
Prepaid expenses and other current assets	2,567	2,476	2,383

Total current assets	180,674	170,614	28,681

Other receivables, long-term	67,195	85,200	—
Property and equipment, net	228	284	639
Patents and patent rights, net	909	2,388	7,523
Other assets	600	800	2,147

TOTAL ASSETS	$249,606	$259,286	$38,990

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$765	$341	$2,523
Accrued compensation	13,128	15,351	1,193
Income taxes payable	23	3,306	40
Other accrued liabilities	1,391	1,028	2,248
Current portion of deferred income from settlement and licensing	23,460	23,460	—
Current portion of accrued restructuring costs	980	1,592	4,667
Current portion of long-term payable	733	667	533

Total current liabilities	40,480	45,745	11,204

Long-term deferred income from settlement and licensing, net of current portion	205,275	211,140	—
Long-term accrued restructuring costs, net of current portion	—	—	651
Long-term payable, net of current portion	600	800	1,339

Total liabilities	246,355	257,685	13,194

Stockholders’ equity:
Convertible preferred stock	6,966	6,966	—
Common stock	740,957	739,268	726,003
Treasury stock	(2,439)	(2,439)	(2,439)
Accumulated other comprehensive gain (loss)	31	29	7
Accumulated deficit	(742,264)	(742,223)	(697,775)

Total stockholders’ equity	3,251	1,601	25,796

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$249,606	$259,286	$38,990

Transmeta Corporation
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2008	December 31, 2007	March 31, 2007
Revenue:
Product	$253	$—	$142
License	240	102	—
Service	168	24	1,997

Total revenue	661	126	2,139

Cost of revenue
Product	3	—	80
Service (1)	163	11	1,138
Impairment charge on inventories	—	—	364

Total cost of revenue	166	11	1,582

Gross profit (loss)	495	115	557

Gross margin %	74.9%	91.3%	26.0%

Operating expenses:
Income from settlement and licensing	(5,865)	—	—
Research and development (1)	2,850	1,981	4,936
Selling, general and administrative (1)	4,342	17,236	6,106
Restructuring charges, net	342	1	6,723

Amortization of patents and patent rights	1,480	1,712	1,712
Impairment charge on long-lived and other assets	—	—	294

Total operating expenses	3,149	20,930	19,771

Operating loss	(2,654)	(20,815)	(19,214)
Interest income and other, net	2,615	138	509
Interest (expense)	(2)	53	(10)

Income (loss) before income taxes	(41)	(20,624)	(18,715)
Provision for income taxes	—	3,301	19

Net income (loss)	$(41)	$(23,925)	$(18,734)

Net income (loss) per share — basic	$(0.00)	$(1.99)	$(1.88)

Net income (loss) per share — fully diluted	$(0.00)	$(1.99)	$(1.88)

Weighted average shares outstanding — basic	12,113	12,021	9,961
Weighted average shares outstanding — diluted	12,113	12,021	9,961

(1) Includes stock-based compensation:
Cost of service revenue	$82	$1	$3
Research and development	847	328	(82)
Selling, general and administrative	$632	$343	$382